Exhibit No. 10.25

                                 LOAN AGREEMENT


         Loan Agreement made this 31st day of July, 1998, by and between Room Plus, Inc., a New York corporation (the "Company"), and David A. Belford (the "Investor").

W I T N E S S E T H :
- - - - - - - - - -

      WHEREAS, the Company desires to borrow certain amounts from the Investor and the Investor desires to make a loan (the "Loan") to the Company;

      NOW, THEREFORE, in consideration of the mutual promises, representations and warranties contained herein, the parties hereby agree as follows:

      1. Loan. The Investor hereby lends to the Company the aggregate principal amount of $1,500,000. The Loan shall be evidenced by a promissory note (the "Note") in the form attached hereto as Exhibit A, shall bear interest at the rate of 12% per annum and shall be due and payable two years from the date hereof, or earlier as provided in the Note. There will not be any commitment fee or facility fee for the Investor making the Loan.

      2. Conditions to Loan. The obligation of the Investor to make the Loan is subject to the conditions that the following shall have occurred prior to or concurrently with the Loan:

            (a) The Company shall have granted to the Investor a security interest in substantially all its assets pursuant to a security agreement dated the date hereof.

            (b) The Investor shall have been elected as a Director of the Company and appointed as Chairman of the Board and the Board of Directors of the Company shall have agreed that the Investor shall be reimbursed for all reasonable travel expenses incurred in such positions, but will not receive any salary or consulting fees.

            (c) The employment agreements with each of Messrs. Zucker and Socher shall have been amended as set forth on Schedule 1 attached hereto.

      3. Warrants. In consideration of the Investor making the Loan, the Company hereby issues to the Investor warrants (the "Warrants"), in the form of Exhibit B attached hereto, to purchase an aggregate of 2,000,000 shares of Common Stock of the Company at an exercise price of $2.00 per share.

      4. Representations of the Company. The Company represents and warrants to the Investor as follows:

            4.1. The issuance of the Note and the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") pursuant to the provisions of this Agreement have been duly and validly authorized. No approval or authorization of the shareholders or the directors of the Company or of any governmental authority or agency which has not been 0btained will be required by the Company for the issuance and sale of the Note, the

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Warrants, or the Warrant Shares as contemplated by this Agreement. When issued and sold to the Investor, the Warrants will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances created by the Company. The Warrant Shares, when issued and delivered upon exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable.

            4.2 The Company has the full corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of this Agreement and the Note by the Company have been duly authorized by all necessary corporate action. This Agreement and the Note constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

            4.3 Neither the sale of the Note, the Warrants (or the issuance and delivery of the Warrant Shares), the execution and delivery of this Agreement, nor the fulfillment of the terms set forth in this Agreement and the consummation of the transactions contemplated by this Agreement, will (i) conflict with or constitute a breach of, or constitute a default under or an event which, with or without notice of lapse of time or each, would be a breach of or default under or violation of the Certificate of Incorporation or By-Laws of the Company or would be a breach of or default under or violation of any agreement, document, lease or other instrument or undertaking by which the Company is bound or to which any of its properties are subject, would be a violation of any law, administrative regulation, judgment, order or decree applicable to the Company, or (ii) subject to the listing approval requirements of the Nasdaq Stock Market, require the consent which has not been obtained of any other person or entity under any agreement, lease, document or other instrument or undertaking by which the Company is bound or to which any of its properties are subject.

      5. Representations of the Investor. The Investor understands that the Warrants and Warrant Shares have not been registered under the Securities Act of 1933 (the "Securities Act"). The Investor is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Investor is acquiring the Warrants and Warrant Shares for his own account and not with a present view to, or for sale in connection with, any distribution in violation of the Securities Act. The Investor acknowledges that a restrictive legend will be placed on the Warrants and Warrant Shares.

      6. Covenants of the Company. The Company covenants with the Investor as follows:

            (a) The proceeds of the Loan will be used to repay $850,000 of outstanding indebtedness of the Company, with the balance to be used for working capital purposes; provided, however, that all expenditures in excess of $5,000 shall require the prior approval of the Investor, which approval will not be unreasonably withheld;

            (b) If (i) the merger (the "Merger") with Nationwide Warehouse & Storage, Inc. ("Nationwide") is not consummated by June 30, 1999 for any reason whatsoever other than by reason of (x) a default or breach by Nationwide of its obligations under the terms of the merger agreement being entered into concurrently herewith (the "Merger Agreement") or (y) the failure of the board of directors or stockholders of Nationwide to approve the Merger and the Merger Agreement or (ii) at the shareholders meeting of the Company held with respect to the Merger, the shareholders of the Company fail to approve the Merger, then 500,000 of the Warrants will

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automatically be converted into 500,000 shares of Common Stock, the exercise price of 500,000 of the Warrants will be reduced to $.50 per share and the remaining 1,000,000 Warrants will remain unchanged.

            (c) At all times while the Warrants are outstanding, the Company will reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the full number of shares of Common Stock deliverable upon exercise of the Warrants.

      7. Survival. All representations, warranties, covenants and agreements contained in this Agreement or in any document, exhibit, schedule or certificate delivered in connection herewith shall survive the execution and delivery of this Agreement and the closing of the Loan and any investigation at any time made by the Investor or on his behalf.

      8.    Miscellaneous Provisions.

            8.1. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without giving any effect to principles of conflicts of laws.

            8.2. All notices hereunder shall be in writing and shall be deemed to have been given at the time when mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

            To the Company:
                              Room Plus, Inc.
                              91 Michigan Avenue
                              Paterson, New Jersey 07053
                              Attn:  Marc Zucker

            To the Investor:
                              David A. Belford
                              Nationwide Warehouse & Storage, Inc.
                              2097 South Hamilton Road
                              Columbus, Ohio 43232

provided, however, that any notice of change of address shall be effective only upon receipt.

            8.3. This Agreement shall be binding upon and inure to the benefit of the Company, the Investor and the successors and assigns of the Investor. The Company may not assign this Agreement without the prior written consent of the Investor. The Investor may assign all or any part of his rights and obligations hereunder to any affiliate of the Investor, without the consent of the Company.

            8.4. This Agreement and all exhibits and schedules hereto set forth the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement may be amended, the Company or the Investor may take any action herein prohibited or omit to take action herein required to be performed by it or him, and any breach of or

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compliance with any covenant, agreement, warranty or representation may be waived, only if the Company or the Investor has obtained the written consent of the other party to this Agreement.

            8.5. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

            8.6. The headings in this Agreement are for reference purposes only and shall not constitute a part hereof.

            8.7 On or prior to December 31, 1998, the Company will reimburse the Investor for the reasonable attorneys fees and expenses incurred by the Investor in connection with the preparation, execution and delivery of this Agreement, the Note, the Warrants and the Security Agreement.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                          ROOM PLUS, INC.


                                          By: /s/ Marc Zucker
                                              ---------------
                                          Marc Zucker


                                          /s/ David A. Belford
                                          --------------------
                                          David A. Belford

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Schedule 1

Employment Terms for
Messrs. Socher and Zucker


1. Until new president is appointed, Socher to have existing position. Thereafter, Socher to be vice president - marketing.

2. Until new president is appointed, Zucker to have existing position. Thereafter, Zucker to be vice president -real estate and manufacturing.

3. After merger, new people may be brought in from the outside to perform functions performed by them prior to the date hereof.

4.    Agreements to expire December 31, 2000.

5. Annual salary of $162,000 plus cost of living increase effective January 1, 2000.

6. Incentive compensation - each gets 5% of EBITDA if 1998 EBITDA exceeds $850,000, plus each gets 25,000 options. For each $100,000 of EBITDA above $850,000 each will get 5,000 options. If merger does not happen, future bonuses will be based on same formula, with EBITDA to be $1,700,000 per year. If merger happens, parties to mutually agree on new bonus formula. Stores open less than one year will not affect the bonus.

7. In the future, each will be granted additional stock options consistent with other executive officers.

8.    No change in control payments.

9.    $500 per month car allowance, plus gas, maintenance and insurance.


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Nationwide Disclosure Schedule

None




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